UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

TORCHMARK CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	63-0780404
(State of incorporation or organization)	(I.R.S. Employer ID No.)
3700 South Stonebridge Drive, McKinney, Texas 75070
(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to so registered	Name of each exchange on which each class is to be registered
6.125% Junior Subordinated Debentures due 2056	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.	☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.	☐

Securities Act registration statement file number to which this form relates:	333-207130

Securities to be registered pursuant to Section 12(g) of the Act:	None

Item 1. Description of Registrant's Securities To Be Registered.
For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of Securities We May Offer - Description of Debt Securities” in the Prospectus included in the Registration Statement on Form S-3 (File No. 333-207130) of Torchmark Corporation (the “Registrant”), as supplemented by the information under the heading “Description of Debentures” in the Registrant’s related Prospectus Supplement, dated March 29, 2016, filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on March 30, 2016 pursuant to Rule 424(b) under the Securities Act of 1933, as amended. Such information is incorporated herein by reference and made a part of this registration statement.

Item 2. Exhibits.

Exhibit No.	Description

1
Junior Subordinated Indenture, dated as of November 2, 2001, between the Registrant and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed with the Commission on November 2, 2001).

2
First Supplemental Indenture, dated as of September 24, 2012, between the Registrant and The Bank of New York Mellon Trust Company, N.A., as successor trustee, supplementing the Junior Subordinated Indenture, dated as of November 2, 2001 (incorporated by reference to Exhibit 4.5 to the Registrant’s Current Report on Form 8-K filed with the Commission on September 24, 2012).

3
Second Supplemental Indenture, dated as of April 5, 2016, between the Registrant and The Bank of New York Mellon Trust Company, N.A., as successor trustee, supplementing the Junior Subordinated Indenture, dated as of November 2, 2001 (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on April 5, 2016).

4	Form of 6.125% Junior Subordinated Debenture due 2056 (included in Exhibit 3).

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TORCHMARK CORPORATION

Date: April 5, 2016

/s/ Carol A. McCoy
Carol A. McCoy, Vice President, Associate Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

1
Junior Subordinated Indenture, dated as of November 2, 2001, between the Registrant and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed with the Commission on November 2, 2001).

2
First Supplemental Indenture, dated as of September 24, 2012, between the Registrant and The Bank of New York Mellon Trust Company, N.A., as successor trustee, supplementing the Junior Subordinated Indenture, dated as of November 2, 2001 (incorporated by reference to Exhibit 4.5 to the Registrant’s Current Report on Form 8-K filed with the Commission on September 24, 2012).

3
Second Supplemental Indenture, dated as of April 5, 2016, between the Registrant and The Bank of New York Mellon Trust Company, N.A., as successor trustee, supplementing the Junior Subordinated Indenture, dated as of November 2, 2001 (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on April 5, 2016).

4	Form of 6.125% Junior Subordinated Debenture due 2056 (included in Exhibit 3).